Exhibit 4.2

EXECUTION COPY

INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of December 2, 2015, by and among GE DEALER FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust (“Trust”), BNY MELLON TRUST OF DELAWARE, as trustee (“Trustee”), GENERAL ELECTRIC CAPITAL LLC, a Delaware limited liability company (formerly known as General Electric Capital Corporation, the “Resigning Administrator”), and GE CAPITAL US HOLDINGS, INC., a Delaware corporation (the “Successor Administrator”).

RECITALS

WHEREAS, Trust, Trustee and Resigning Administrator are parties to a Administration Agreement dated as of August 12, 2004 (as amended, the “Administration Agreement”); and

WHEREAS, the Resigning Administrator wishes to resign as Administrator under the Administration Agreement; the Trust wishes to appoint the Successor Administrator to succeed the Resigning Administrator as Administrator under the Administration Agreement; and the Successor Administrator wishes to accept appointment as Administrator under the Administration Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Trust, the Trustee the Resigning Administrator and the Successor Administrator agree as follows:

ARTICLE ONE

THE RESIGNING ADMINISTRATOR

Section 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein are used as defined in the Administration Agreement.

Section 2. Resignation. Pursuant to Sections 8(b) and 8(e) of the Administration Agreement, the Resigning Administrator hereby notifies the Trust, the Master Servicer and the Indenture Trustee that the Resigning Administrator is hereby resigning as Administrator under the Administration Agreement, effective as of the Effective Time. The Trust hereby consents to the resignation of the Resigning Administrator.

Section 3. Appointment. The Trust hereby appoints the Successor Administrator as Administrator under the Administration Agreement, effective as of the Effective Time, and confirms to the Successor Administrator all the rights, powers, trusts and duties of the Administrator under the Administration Agreement.

Section 4. Acceptance of Appointment. (a) The Successor Administrator hereby accepts its appointment as Administrator under the Administration Agreement, effective as of the Effective Time, and agrees to perform the duties and obligations set forth therein and shall hereby be vested with all the rights, powers, trusts and duties of the Administrator under the Administration Agreement.

(b) This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which Resigning Administrator may have incurred in connection with its performance as Administrator under the Administration Agreement or (ii) an assumption by Successor Administrator of any liability of Resigning Administrator arising out of a breach by Resigning Administrator of its duties under the Administration Agreement. This Agreement does not constitute a waiver or assignment by Resigning Administrator of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Administration Agreement.

Section 5. Waiver. Each of the Trust and the Master Servicer hereby waives the requirement to provide prior written notice of the Resigning Administrator’s resignation pursuant to Sections 8(b) and 8(e) of the Administration Agreement.

Section 6. Representations of Successor Administrator. The Successor Administrator hereby represents and warrants to the Resigning Administrator and to the Trust that this Agreement has been duly authorized, executed and delivered on behalf of the Successor Administrator and constitutes its legal, valid and binding obligation.

Section 7. Notices. For the purposes of Section 10 of the Administration Agreement, all notices, whether faxed or mailed, will be deemed received as provided in Section 10 of the Administration Agreement when sent pursuant to the following instructions:

TO THE RESIGNING ADMINISTRATOR:

General Electric Capital LLC

901 Main Avenue Norwalk, Connecticut 06851
Attention: Legal Department
michael.paolillo@ge.com

With a copy to:

General Electric Capital LLC

201 Merritt 7

Norwalk, Connecticut 06851

Attention: Capital Markets - Securitization

steve.poulin@ge.com

michael.paolillo@ge.com

TO THE SUCCESSOR ADMINISTRATOR:

GE Capital US Holdings, Inc.

901 Main Avenue
Norwalk, Connecticut 06851
Attention: Michael Paolillo
michael.paolillo@ge.com

Instrument of Resignation and

Appointment –Administrator

TO THE TRUST:

GE Dealer Floorplan Master Note Trust

c/o BNY Mellon Trust of Delaware

Bellevue Park Corporate Center

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

With a copy to:

GE Capital US Holdings, Inc.

901 Main Avenue
Norwalk, Connecticut 06851
Attention: Michael Paolillo
michael.paolillo@ge.com

Section 8. Limitation of Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking and agreement by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this document.

Section 9. Miscellaneous. (a) This Agreement is entered into and the resignation, appointment and acceptance effected hereby shall be effective as of 1:00 a.m. (New York time) on December 2, 2015 (the “Effective Time”); provided, that (i) each of the Trust, the Trustee, the Resigning Administrator and the Successor Administrator shall have executed a counterpart of this Agreement and (ii) the Rating Agency Condition shall have been satisfied.

(b) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c) This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by electronic means shall be equally as effective as delivery of an original executed counterpart of this Agreement.

[Signature pages follow.]

Instrument of Resignation and

Appointment –Administrator

IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By: BNY Mellon Trust of Delaware, not in
its individual capacity, but solely on behalf
of the Trust

By: /s/ Kristine K. Gullo

Name: Kristine K. Gullo

Title: Vice President

Instrument of Resignation and

Appointment –Administrator

BNY MELLON TRUST OF DELAWARE, not
in its individual capacity, but solely as Trustee

By: /s/ Kristine K. Gullo

Name: Kristine K. Gullo

Title: Vice President

Instrument of Resignation and

Appointment –Administrator

GENERAL ELECTRIC CAPITAL LLC, as
Resigning Administrator

By: /s/ Thomas A. Davidson

Name: Thomas A. Davidson

Title: Authorized Signatory

Instrument of Resignation and

Appointment –Administrator

GE CAPITAL US HOLDINGS, INC., as
Successor Administrator

By: /s/ Thomas A. Davidson

Name: Thomas A. Davidson

Title: Authorized Signatory

Instrument of Resignation and

Appointment –Administrator

Solely for the purposes of the waiver set forth in Section 5 of this Agreement:

GENERAL ELECTRIC CAPITAL LLC, as Master Servicer

By: /s/ Thomas A. Davidson

Name: Thomas A. Davidson

Title: Authorized Signatory

Instrument of Resignation and

Appointment –Administrator